UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2012

FIRST DEFIANCE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Ohio	0-26850	34-1803915
(State or other jurisdiction of	(Commission File No.)	(IRS Employer I.D. No.)
incorporation)

601 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (419) 782-5015

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2012, the Board of Directors of First Defiance Financial Corp. (the “Board”) approved an amendment to the Board’s Bylaws, effective immediately, to provide that notice of special meetings may be given by email in addition to by mail or personal delivery.

The Board adopted a resolution to amend and restate Article I, Section 5 in its entirety as follows:

SECTION 5. Notice. Written notice of any special meeting shall be given to each director at least two days previous thereto if delivered personally or by email, or at least five days previous thereto if delivered by mail at the address of the director on the records of the Corporation. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed, or when sent if by email. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, unless, prior to or at the commencement of such meeting, such director objects to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

The Board’s full Bylaws, as amended, are included as Exhibit 3 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

          (d)                Exhibits.

Exhibit Number	Description

3	Bylaws of the Board of Directors of First Defiance Financial Corp., as amended

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DEFIANCE FINANCIAL CORP.

By:	/s/ Donald P. Hileman
Donald P. Hileman
Chief Financial Officer

Date: July 27, 2012

3